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                                                                   EXHIBIT 99.1



FOR IMMEDIATE RELEASE

Contacts:
Theodore Gillette             Richard Welch             Heidi Hart
Chairman, President and CEO   Chief Financial Officer   Investor Relations
Vision Twenty-One, Inc.       Vision Twenty-One, Inc.   Vision Twenty-One, Inc.
727-545-4300 ext. 2103        727-545-4300 ext. 2118    727-545-4300 ext. 2124

        VISION TWENTY-ONE ANNOUNCES COMPLETION OF RECONCILIATION PROCESS
                  -ALSO ANNOUNCES FINAL 1998 YEAR END RESULTS-

Largo, FL - June 8, 1999 - Vision Twenty-One, Inc. (Nasdaq: EYES), a leading health care company exclusively focused on eye care, today announced the conclusion of its previously announced accounting reconciliation process and the final results for its year ended December 31, 1998.

For the year ended December 31, 1998, revenues increased 221% to $223.4 million, while EBITDA before unusual items, grew 352% to $17.4 million. Unusual items consist of: business integration costs of $8.3 million related to the previously announced restructuring plan; merger costs of $0.7 million; start-up and software development costs of $1.0 million, an extraordinary charge of $1.3 million related to early extinguishment of debt; and expenses for the inter-company reconciliation and other items totaling $4.2 million. The results of the Company's reconciliation of the previously announced unreconciled items was a $1.6 million expense impact and this coupled with other one time items including receivables, revenue recognition regarding acquisition integration fees, and intangibles reduced income by $2.6 million. As a result of the intercompany reconciliation and a change in the accounting treatment by the Company relative to previously recorded acquisition integration fees, the Company's 1998 quarterly financial information will be revised in a footnote to its 1998 audited financial statements whereupon these previously recorded fees will be accounted for as reduction of purchase price in connection with the acquisitions. Excluding the impact of these items in 1998, and excluding an extraordinary charge in 1997, net income increased to $3.2 million, or $0.22 per share on a diluted basis compared to net income of $0.4 million or $0.05 per diluted share on a comparable basis last year. After consideration of these items, the Company reported a net loss of $8.0 million or a net loss per diluted share of $0.55 for 1998. The Company's Form 10-K encompassing the audited financial statements is expected to be filed before June 15, 1999.

As previously announced, the unreconciled items required extensive analysis of the financial statements from year end 1996, 1997 and 1998 for many of the Company's acquired entities, resulting in a delay in filing the Company's 10-K. The identified items substantially resulted from the different accounting systems used for each entity during the prior periods. Currently, these entities are operating on a single accounting management information system using thin client server technology to connect them to corporate headquarters over a private intranet network.

Theodore Gillette, Chairman, President and CEO, of Vision Twenty-One, commented, "This reconciliation and the resulting delays have been very difficult for everyone involved. However, the extended nature of the process we used was the correct choice for our shareholders. I am confident that the continuous improvement emanating from this process is yielding an ever stronger organization positioned for long term growth."




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Mr. Gillette continued, "It is also important to not let the distraction of this now completed reconciliation foreshadow the extraordinary accomplishments of our team. With the exception of future start up costs, which all Company's face, the costs associated with these unusual items will not impact us in the future. On a per share basis, our EBITDA before these unusual items grew 169% from $0.45 per share on a diluted basis in 1997 to $1.21 per share on a diluted basis in 1998. Additionally, during 1998, we were the fastest growing company in the vision correction and refractive surgery categories. Based upon the markets' positive view toward refractive surgery companies, we believe the Company's increased focus on refractive surgery initiatives and its growth in that business has positioned the Company to capture future increased shareholder value."

Vision Twenty-One specializes in the management and delivery of vision care, with a growing emphasis on refractive surgery. Vision Twenty-One has vision care delivery systems in 40 markets located in 26 states and 13,000 affiliated eye care providers. The company is headquartered in Largo, FL and maintains regional offices in Phoenix, Minneapolis and Newark. For additional information on Vision Twenty-One, please visit the Company's web site at www.vision21.com.

                                      ###

Statements contained in this press release that are not based on historical fact, including statements regarding its anticipated future growth, shareholder value, refractive surgery initiatives and future performance and operating results are forward-looking statements. Actual results may differ materially from the statements made as a result of various factors including, but not limited to, the risks associated to the Company's ability to successfully continue the implementation of its business plan for increased vision care with special emphasis in refractive care initiatives; the success of its refractive initiatives; its continued ability to maintain and access acceptable and necessary credit in which to operate and grow its business successfully; its ability to profitably manage its managed businesses and managed care business; the ability of the Company to achieve increased shareholder value and long term growth; any loss of significant contract(s); the inability of the Company to realize any significant benefits from its anticipated cost reductions or to achieve these cost reductions; the effect of government laws and regulations regarding health care or managed care contracting; unanticipated changes in competition; and other risks, including those identified in the Company's most recent 10-Q and in other documents filed by the Company with the U.S. Securities and Exchange Commission (SEC).




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VISION TWENTY-ONE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                                     YEAR ENDED DECEMBER 31,
                                                                1997                         1998
                                                              ---------                    ---------
                                                              (audited)                    (audited)
                                                         (restated for pooling)

REVENUES:
    LADS operations, net                                        $43,521                    $109,478
    Managed care                                                 18,762                      54,980
    Buying group                                                  7,261                      58,959
                                                                -------                    --------
Total revenue                                                    69,544                     223,417
                                                                -------                    --------

OPERATING EXPENSES:
    LADS operating expenses                                      35,140                      86,277
    Medical claims                                               14,090                      42,159
    Cost of buying group sales                                    6,882                      55,926
    General & administrative                                      9,579                      25,827
    Depreciation & amortization                                   2,196                       6,984
    Business integration costs                                      ---                       8,301
    Merger costs                                                    ---                         718
    Start-up and software development costs                         ---                         932
                                                                -------                    --------
Total operating expenses                                         67,887                     227,124
                                                                -------                    --------

INCOME (LOSS) FROM OPERATIONS                                     1,657                     (3,707)
Interest expense                                                  1,252                       5,379
                                                                -------                    --------
INCOME (LOSS) BEFORE INCOME TAXES                                   405                     (9,086)
Income taxes                                                                                (2,450)
                                                                -------                    --------
INCOME (LOSS) BEFORE EXTRAORDINARY CHARGE                           405                     (6,636)
Extraordinary charge - early extinguishment                         323                       1,319
                                                                -------                    --------
NET INCOME (LOSS)                                                   $82                    ($7,955)
                                                                =======                    ========

EARNINGS (LOSS) PER COMMON SHARE:
    Income (loss) before extraordinary charge                     $0.05                     ($0.46)
    Extraordinary charge                                         (0.04)                      (0.09)
                                                                -------                    --------
    Net income (loss) per common share                            $0.01                     ($0.55)
                                                                =======                    ========

    Weighted average common shares                                7,976                      14,385

EARNINGS (LOSS) PER COMMON SHARE-ASSUMING DILUTION:
    Income (loss) before extraordinary charge                     $0.05                     ($0.46)
    Extraordinary charge                                         (0.04)                      (0.09)
                                                                -------                    --------
    Net income (loss) per common share -
      assuming dilution                                           $0.01                     ($0.55)
                                                                =======                    ========

    Weighted average common shares                                8,572                      14,385

Medical claims to managed care revenue                            75.1%                       76.7%
                                                                =======                    ========

    SUPPLEMENTAL INFORMATION:
    Loss before extraordinary charge                                                       ($6,636)
    Business integration costs                                                                8,301
    Merger costs                                                                                718
    Start-up and software development costs                                                     932
    Other unusual items                                                                       4,200
    Proforma income tax effect                                                              (4,349)
                                                                                           --------
    Income before unusual items                                                              $3,166
                                                                                           ========
    Income before unusual items per share -
      assuming dilution                                                                       $0.22

    Weighted average common shares (diluted)                                                 14,708
